Exhibit 10.1

TEXAS ASSOCIATION OF REALTORS® COMMERCIAL CONTRACT—IMPROVED PROPERTY USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED. ©Texas Association of REALTORS®, Inc. 2016 1. PARTIES: Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are: Seller: GTC, Inc., a Texas corporation Address: 7007 Pinemont Dr., Houston, TX 77040-6601 Phone: 713-986-8674 E-mail: Fax: 713-986-4445 Other: Buyer: Harmony Public Schools, a Texas non-profit corporation Address: 9321 W. Sam Houston Pkwy South, Houston, TX 77099 Phone: 713-343-3333 E-mail: Fax: Other: 2. PROPERTY: A. “Property” means that real property situated in Harris County, Texas at 7334-7340 Gessner Road, Houston, TX 77040 (address) and that is legally described on the attached Exhibit _b or as follows: B. Seller will sell and convey the Property together with: (1) all buildings, improvements, and fixtures; (2) all rights, privileges, and appurtenances pertaining to the Property, including Seller’s right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way; (3) Seller’s interest in all leases, rents, and security deposits for all or part of the Property; (4) Seller’s interest in all licenses and permits related to the Property; (5) Seller’s interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures; (6) Seller’s interest in any trade names, if transferable, used in connection with the Property; and (7) all Seller’s tangible personal property located on the Property that is used in connection with the Property’s operations except: . Any personal property not included in the sale must be removed by Seller prior to closing. (Describe any exceptions, reservations, or restrictions in Paragraph 12 or an addendum.) (If mineral rights are to be reserved an appropriate addendum should be attached.) (If the Property is a condominium, attach Commercial Contract Condominium Addendum (TAR-1930).) 3. SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property: A. Cash portion payable by Buyer at closing $ B. Sum of all financing described in Paragraph 4 $ 8,600,000.00 C. Sales price (sum of 3A and 3B) $ 8,600,000.00 Phone: Fax: Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040

4. **FINANCING:** Buyer will finance the portion of the sales price under Paragraph 3B as follows:

☑ A. Third Party Financing: One or more third party loans in the total amount of $ 8,600,000.00 . This contract:
☑ (1) is not contingent upon Buyer obtaining third party financing.
☐ (2) is contingent upon Buyer obtaining third party financing ~~in accordance with the attached Commercial Contract Financing Addendum (TAR-1931).~~

☐ B. Assumption: In accordance with the attached Commercial Contract Financing Addendum (TAR-1931), Buyer will assume the existing promissory note secured by the Property, which balance at closing will be $ ________ .

☐ C. Seller Financing: The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached Commercial Contract Financing Addendum (TAR-1931) in the amount of $ ________ .

5. **EARNEST MONEY:**

A. Not later than ~~3~~ 5 business days after the effective date, Buyer must deposit $ 350,000 as earnest money with Stewart Title Guaranty Company (title company) at 1360 Post Oak Blvd., 10th floor, Houston, TX 77056 (address) Crystal Murad (closer). If Buyer fails to timely deposit the earnest money, Seller may terminate this contract or exercise any of Seller's other remedies under Paragraph 15 by providing written notice to Buyer before Buyer deposits the earnest money.

B. Buyer will deposit an additional amount of $ N/A with the title company to be made part of the earnest money on or before:
☐ (i) ______ days after Buyer's right to terminate under Paragraph 7B expires; or
☐ (ii) ________________ .
Buyer will be in default if Buyer fails to deposit the additional amount required by this Paragraph 5B within 3 days after Seller notifies Buyer that Buyer has not timely deposited the additional amount.

C. Buyer may instruct the title company to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

6. **TITLE POLICY, SURVEY, AND UCC SEARCH:**

A. Title Policy:

(1) Seller, at Seller's expense, will furnish Buyer an Owner's Policy of Title Insurance (the title policy) issued by any underwriter of the title company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:
(a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and
(b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

(2) The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
☐ (a) will not be amended or deleted from the title policy.
☑ (b) will be amended to read "shortages in areas" at the expense of ☑ Buyer ☐ Seller.

(3) Within 20 days after the effective date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address.

(TAR-1801) 1-1-16 Initialed for Identification by Seller _____ , _____ and Buyer _____ , _____ Page 2 of 14

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Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040 (3) B. Survey: Within 20 days after the effective date: (1) Buyer will obtain a survey of the Property at Buyer’s expense and deliver a copy of the survey to Seller. The survey must be made in accordance with the: (i) ALTA/ACSM Land Title Survey standards, or (ii) Texas Society of Professional Surveyors’ standards for a Category 1A survey under the appropriate condition. Seller will reimburse Buyer (insert amount) of the cost of the survey at closing, if closing occurs. â–¡ (2) Seller, at Seller’s expense, will furnish Buyer a survey of the Property dated after the effective date. The survey must be made in accordance with the: (i) ALTA/ACSM Land Title Survey standards, or (ii) Texas Society of Professional Surveyors’ standards for a Category 1A survey under the appropriate condition. â–¡ (3) Seller will deliver to Buyer and the title company a true and correct copy of Seller’s most recent survey of the Property along with an affidavit required by the title company for approval of the existing survey. If the existing survey is not acceptable to the title company, Seller, at Seller’s expense, will obtain a new or updated survey acceptable to the title company and deliver the acceptable survey to Buyer and the title company within 20 days after Seller receives notice that the existing survey is not acceptable to the title company. The closing date will be extended daily up to 20 days if necessary for Seller to deliver an acceptable survey within the time required. Buyer will reimburse Seller (insert amount) of the cost of the new or updated survey at closing, if closing occurs. C. UCC Search: â–¡ (1) Wthin days after the effective date, Seller, at Seller’s expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the effective date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Property is located that relate to all personal property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years. (2) Buyer does not require Seller to furnish a UCC search. D. Buyer’s Objections to the Commitment. Survey, and UCC Search: (1) Wthin 15 days after Buyer receives the commitment, copies of the documents evidencing the title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if: (a) the matters disclosed are a restriction upon the Property or constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or (b) the items show that any part of the Property lies in a special flood hazard area (an “A” or “V” zone as defined by FEMA). If Paragraph 6B(1) applies, Buyer is deemed to receive the survey on the earlier of: (i) the date Buyer actually receives the survey; or (ii) the deadline specified in Paragraph 6B. (2) Seller may, but is not obligated to, cure Buyer’s timely objections within 15 days after Seller receives the objections. The closing date will be extended as necessary to provide such time to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer. (3) Buyer’s failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040 7. PROPERTY CONDITION: A. Present Condition: Buyer accepts the Property in its present condition except that Seller, at Seller’s expense, will complete the following before closing: N/A B. Feasibility Period: Buyer may terminate this contract for any reason within 45 days after the effective date (feasibility period) by providing Seller written notice of termination. (Check only one box.) (1) If Buyer terminates under this Paragraph 7B, the earnest money will be refunded to Buyer less $ 100.00 that Seller will retain as independent consideration for Buyer’s unrestricted right to terminate. Buyer has tendered the independent consideration to Seller upon payment of the amount specified in Paragraph 5A to the title company. The independent consideration is to be credited to the sales price only upon closing of the sale. If no dollar amount is stated in this Paragraph 7B(1) or if Buyer fails to deposit the earnest money. Buyer will not have the right to terminate under this Paragraph 7B. â–¡ (2) Not later than 3 days after the effective date, Buyer must pay Seller $ as independent consideration for Buyer’s right to terminate by tendering such amount to Seller or Seller’s agent. If Buyer terminates under this Paragraph 7B, the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration will be credited to the sales price only upon closing of the sale. If no dollar amount is stated in this Paragraph 7B(2) or if Buyer fails to pay the independent consideration. Buyer will not have the right to terminate under this Paragraph 7B. C. Inspections. Studies, or Assessments: (1) During the feasibility period, Buyer, at Buyer’s expense, may complete or cause to be completed any and all inspections, studies, or assessments of the Property (including all improvements and fixtures) desired by Buyer. (2) Seller, at Seller’s expense, will turn on all utilities necessary for Buyer to make inspections, studies, or assessments. (3) Buyer must: (a) employ only trained and qualified inspectors and assessors; (b) notify Seller, in advance, of when the inspectors or assessors will be on the Property; (c) abide by any reasonable entry rules or requirements of Seller; (d) not interfere with existing operations or occupants of the Property; and (e) restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed. (4) Except for those matters that arise from the negligence of Seller or Seller’s agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer’s inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller’s agents against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract. D. Property Information: (1) Delivery of Property Information: Within days after the effective date, Seller will deliver to Buyer: (Check all that apply.)

Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040     (a) a current rent roll of all leases affecting the Property certified by Seller as true and correct; (b) copies of all current leases pertaining to the Property, including any modifications, supplements, — or amendments to the leases; | | (c) a current inventory of all personal property to be conveyed under this contract and copies of I—| any leases for such personal property; | | (d) copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing; â–¡ (e) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property; (f) copies of current utility capacity letters from the Property’s water and sewer service provider; (g) copies of all current warranties and guaranties relating to all or part of the Property; (h) copies of fire, hazard, liability, and other insurance policies that currently relate to the Property; (i) copies of all leasing or commission agreements that currently relate to the tenants of all or part B of the Property; (j) a copy of the “as-built” plans and specifications and plat of the Property; (k) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the effective date; | | (I) a copy of Seller’s income and expense statement for the Property from I—I t0 ‘ | | (m) copies of all previous environmental assessments, geotechnical reports, studies, or analyses made on or relating to the Property; I I (n) real & personal property tax statements for the Property for the previous 2 calendar years; and I (o) Tenant reconciliation statements including, operating expenses, insurance and taxes for the =j Property from to ; and (P) (2) Return of Property Information: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date: (Check all that apply.) (a) return to Seller all those items described in Paragraph 7D(1) that Seller delivered to Buyer in other than an electronic format and all copies that Buyer made of those items; (b) delete or destroy all electronic versions of those items described in Paragraph 7D(1) that Seller delivered to Buyer or Buyer copied; and J (c) deliver copies of all inspection and assessment reports related to the Property that Buyer completed or caused to be completed. This Paragraph 7D(2) survives termination of this contract. E. Contracts Affecting Operations: Until closing, Seller: (1) will operate the Property in the same manner as on the effective date under reasonably prudent business standards; and (2) will not transfer or dispose of any part of the Property, any interest or right in the Property, or any of the personal property or other items described in Paragraph 2B or sold under this contract. After the feasibility period ends, Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer’s written approval. 8. LEASES: A. Each written lease Seller is to assign to Buyer under this contract must be in full force and effect according to its terms. Seller may not enter into any new lease, fail to comply with any existing lease, or make any amendment or modification to any existing lease without Buyers written consent. Seller must disclose, in writing, if any of the following exist at the time Seller provides the leases to the Buyer or subsequently occur before closing: (1) any failure by Seller to comply with Seller’s obligations under the leases; (2) any circumstances under any lease that entitle the tenant to terminate the lease or seek any offsets or damages; (TAR-1 S01) 1-1-16

7334-7340 Gessner Road, Houston, TX 77040 Commercial Contract—Improved Property concerning      (3) any non-occupancy of the leased premises by a tenant; (4) any advance sums paid by a tenant under any lease; (5) any concessions, bonuses, free rents, rebates, brokerage commissions, or other matters that affect any lease; and (6) any amounts payable under the leases that have been assigned or encumbered, except as security for loan(s) assumed or taken subject to under this contract. B. Estoppel Certificates: Within N/A days after the effective date, Seller will deliver to Buyer estoppel certificates signed not earlier than N/A by each tenant that leases space in the Property. The estoppel certificates must include the certifications contained in the current version of TAR Form 1938—Commercial Tenant Estoppel Certificate and any additional information requested by a third party lender providing financing under Paragraph 4 if the third party lender requests such additional information at least 10 days prior to the earliest date that Seller may deliver the signed estoppel certificates. 9. BROKERS: A. The brokers to this sale are: Principal Broker: Caldwell Brokerage Company, LLC Fees: (Check only (1) or (2) below.) (Complete the Agreement Between Brokers on page 14 only if (1) is selected.) | | (1) Seller will pay Principal Broker the fee specified by separate written commission agreement between Principal Broker and Seller. Principal Broker will pay Cooperating Broker the fee specified in the Agreement Between Brokers found below the parties’ signatures to this contract. (2) At the closing of this sale, Seller will pay: The cash fees will be paid in Harris County, Texas. Seller authorizes the title company to pay the brokers from the Seller’s proceeds at closing. NOTICE: Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040

C. The parties may not amend this Paragraph 9 without the written consent of the brokers affected by the amendment.

10. CLOSING:

A. The date of the closing of the sale (closing date) will be on or before ~~the later of~~:
(1) ☑ 30 business days after the expiration of the feasibility period.
☐ ____________ *(specific date)*.
☐ ____________________________________.
~~(2) 7 days after objections made under Paragraph 6D have been cured or waived.~~ 30

B. If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

C. At closing, Seller will execute and deliver to Buyer, at Seller's expense, a ☐ general ☑ special warranty deed. The deed must include a vendor's lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property:
(1) with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price, unless securing loans Buyer assumes;
(2) without any assumed loans in default; and
(3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

D. At closing, Seller, at Seller's expense, will also deliver to Buyer:
(1) tax statements showing no delinquent taxes on the Property;
(2) a bill of sale with warranties to title conveying title, free and clear of all liens, to any personal property defined as part of the Property in Paragraph 2 or sold under this contract;
(3) an assignment of all leases to or on the Property;
(4) to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations:
(a) licenses and permits;
(b) maintenance, management, and other contracts; and
(c) warranties and guaranties;
(5) a rent roll current on the day of the closing certified by Seller as true and correct;
(6) evidence that the person executing this contract is legally capable and authorized to bind Seller;
(7) an affidavit acceptable to the title company stating that Seller is not a foreign person or, if Seller is a foreign person, a written authorization for the title company to: (i) withhold from Seller's proceeds an amount sufficient to comply applicable tax law; and (ii) deliver the amount to the Internal Revenue Service together with appropriate tax forms; and
(8) any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

E. At closing, Buyer will:
(1) pay the sales price in good funds acceptable to the title company;
(2) deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;
(3) sign and send to each tenant in the Property a written statement that:
(a) acknowledges Buyer has received and is responsible for the tenant's security deposit; and
(b) specifies the exact dollar amount of the security deposit;
(4) sign an assumption of all leases then in effect; and
(5) execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

(TAR-1801) 1-1-16 Initialed for Identification by Seller _____, _____ and Buyer _____, _____ Page 7 of 14
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7334-7340 Gessner Road, Houston, TX 77040 Commercial Contract—Improved Property concerning      F. Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses. 11. POSSESSION : Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties. 12. SPECIAL PROVISIONS: The following special provisions apply and will control in the event of a conflict with other provisions of this contract. (If special provisions are contained in an Addendum, identify the Addendum here and reference the Addendum in Paragraph 22D.) See Exhibit A 13. SALES EXPENSES: A. Seller’s Expenses: Seller will pay for the following at or before closing: (1) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees; (2) release of Seller’s loan liability, if applicable; (3) tax statements or certificates; (4) preparation of the deed and any bill of sale; (5) one-half of any escrow fee; (6) costs to record any documents to cure title objections that Seller must cure; and (7) other expenses that Seller will pay under other provisions of this contract. B. Buyer’s Expenses: Buyer will pay for the following at or before closing: (1) all loan expenses and fees; (2) preparation fees of any deed of trust; (3) recording fees for the deed and any deed of trust; (4) premiums for flood and hazard insurance as may be required by Buyer’s lender; (5) one-half of any escrow fee; and (6) other expenses that Buyer will pay under other provisions of this contract. 14. PRORATIONS: A. Prorations: (1) Interest on any assumed loan, taxes, rents, and any expense reimbursements from tenants will be prorated through the closing date.

(2) If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 14A(2) survives closing. (3) If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing. B. Rollback Taxes: If Seller’s use or change in use of the Property before closing results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer’s use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 14B survives closing. C. Rent and Security Deposits: At closing, Seller will tender to Buyer all security deposits and the following advance payments received by Seller for periods after closing: prepaid expenses, advance rental payments, and other advance payments paid by tenants. Rents prorated to one party but received by the other party will be remitted by the recipient to the party to whom it was prorated within 5 days after the rent is received. This Paragraph 14C survives closing. 15. DEFAULT: A. If Buyer fails to comply with this contract, Buyer is in default and Seller, as Seller’s sole remedy(ies), may terminate this contract and receive the earnest money, as liquidated damages for Buyer’s failure except for any damages resulting from Buyer’s inspections, studies or assessments in accordance with Paragraph 7C(4) which Seller may pursue, or (Check if applicable) â–¡ enforce specific performance, or seek such other relief as may be provided by law. B. If, without fault, Seller is unable within the time allowed to deliver the estoppel certificates, survey or the commitment, Buyer may: (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(1), as liquidated damages and as Buyer’s sole remedy; or (2) extend the time for performance up to 15 days and the closing will be extended as necessary. C. Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may: (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(1), as liquidated damages and as Buyer’s sole remedy; or (2) enforce specific performance, or seek such other relief as may be provided by law, or both. 16. CASUALTY LOSS AND CONDEMNATION: A. If any part of the Property is damaged or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If, without fault, Seller is unable to do so, Buyer may: (1) terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer; (2) extend the time for performance up to 15 days and closing will be extended as necessary; or (3) accept at closing: (i) the Property in its damaged condition; (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer’s consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss. B. If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:

(1) terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer; or (2) appear and defend the condemnation proceedings and any award will, at Buyer’s election, belong to: (a) Seller and the sales price will be reduced by the same amount; or (b) Buyer and the sales price will not be reduced. 17. ATTORNEY’S FEES: If Buyer, Seller, any broker, or the title company is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney’s fees. This Paragraph 17 survives termination of this contract. 18. ESCROW: A. At closing, the earnest money will be applied first to any cash down payment, then to Buyer’s closing costs, and any excess will be refunded to Buyer. If no closing occurs, the title company may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of the title company from all parties. B. If one party makes written demand for the earnest money, the title company will give notice of the demand by providing to the other party a copy of the demand. If the title company does not receive written objection to the demand from the other party within 15 days after the date the title company sent the demand to the other party, the title company may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and the title company may pay the same to the creditors. C. The title company will deduct any independent consideration under Paragraph 7B(1) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller. D. If the title company complies with this Paragraph 18, each party hereby releases the title company from all claims related to the disbursal of the earnest money. E. Notices under this Paragraph 18 must be sent by certified mail, return receipt requested. Notices to the title company are effective upon receipt by the title company. F. Any party who wrongfully fails or refuses to sign a release acceptable to the title company within 7 days after receipt of the request will be liable to the other party for: (i) damages; (ii) the earnest money; (iii) reasonable attorney’s fees; and (iv) all costs of suit. G. | |Seller| ^uyer intend(s) to complete this transaction as a part of an exchange of like-kind properties in accordance with Section 1031 of the Internal Revenue Code, as amended. All expenses in connection with the contemplated exchange will be paid by the exchanging party. The other party will not incur any expense or liability with respect to the exchange. The parties agree to cooperate fully and in good faith to arrange and consummate the exchange so as to comply to the maximum extent feasible with the provisions of Section 1031 of the Internal Revenue Code. The other provisions of this contract will not be affected in the event the contemplated exchange fails to occur.

Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040

19. MATERIAL FACTS: To the best of Seller's knowledge and belief: *(Check only one box.)*

☐ A. Seller is not aware of any material defects to the Property except as stated in the attached Commercial Property Condition Statement (TAR-1408).

☐ B. Except as otherwise provided in this contract, Seller is not aware of:
(1) any subsurface: structures, pits, waste, springs, or improvements;
(2) any pending or threatened litigation, condemnation, or assessment affecting the Property;
(3) any environmental hazards or conditions that materially affect the Property;
(4) whether the Property is or has been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
(5) whether radon, asbestos containing materials, urea-formaldehyde foam insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;
(6) any wetlands, as defined by federal or state law or regulation, on the Property;
(7) any threatened or endangered species or their habitat on the Property;
(8) any present or past infestation of wood-destroying insects in the Property's improvements;
(9) any contemplated material changes to the Property or surrounding area that would materially and detrimentally affect the ordinary use of the Property;
(10) any material physical defects in the improvements on the Property; or
(11) any condition on the Property that violates any law or ordinance.

(Describe any exceptions to (1)-(11) in Paragraph 12 or an addendum.)

20. NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. The parties will send copies of any notices to the broker representing the party to whom the notices are sent.

☐ A. Seller also consents to receive any notices by e-mail at Seller's e-mail address stated in Paragraph 1.
☐ B. Buyer also consents to receive any notices by e-mail at Buyer's e-mail address stated in Paragraph 1.

21. DISPUTE RESOLUTION: The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

22. AGREEMENT OF THE PARTIES:

A. This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns. This contract is to be construed in accordance with the laws of the State of Texas. If any term or condition of this contract shall be held to be invalid or unenforceable, the remainder of this contract shall not be affected thereby.

B. This contract contains the entire agreement of the parties and may not be changed except in writing.

C. If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

D. Addenda which are part of this contract are: *(Check all that apply.)*
☑ (1) Property Description Exhibit identified in Paragraph 2; - SEE EXHIBIT B
☐ (2) Commercial Contract Condominium Addendum (TAR-1930);
☐ (3) Commercial Contract Financing Addendum (TAR-1931);
☐ (4) Commercial Property Condition Statement (TAR-1408);
☐ (5) Commercial Contract Addendum for Special Provisions (TAR-1940);

(TAR-1801) 1-1-16 Initialed for Identification by Seller _____, _____ and Buyer _____, _____ Page 11 of 14
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Commercial Contract - Improved Property concerning 7334-7340 Gessner Road, Houston, TX 77040

- [ ] (6) Addendum for Seller's Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards (TAR-1906);
- [ ] (7) Notice to Purchaser of Real Property in a Water District (MUD);
- [ ] (8) Addendum for Coastal Area Property (TAR-1915);
- [ ] (9) Addendum for Property Located Seaward of the Gulf Intracoastal Waterway (TAR-1916);
- [ ] (10)Information About Brokerage Services (TAR-2501); and
- [x] (11) Exhibit A: Special Provisions

(Note: Counsel for the Texas Association of REALTORS® (TAR) has determined that any of the foregoing addenda which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form.)

E. Buyer ☐ may ☐ may not assign this contract. If Buyer assigns this contract, Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all of Buyer's obligations under this contract.

23. TIME: Time is of the essence in this contract. The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

24. EFFECTIVE DATE: The effective date of this contract for the purpose of performance of all obligations is the date the title company receipts this contract after all parties execute this contract.

25. ADDITIONAL NOTICES:

A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

B. If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

C. Notice Required by §13.257, Water Code: "The real property, described below, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property. The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in the notice or at closing of purchase of the real property." The real property is described in Paragraph 2 of this contract.

D. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, §33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included as part of this contract.

E. If the Property is located seaward of the Gulf Intracoastal Waterway, §61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.

F. If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To

(TAR-1801) 1-1-16 Initialed for Identification by Seller _____ , _____ and Buyer _____ , _____ Page 12 of 14
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Commercial Contract—Improved Property concerning    7334-7340 Gessner Road, Houston, TX 77040 Seller: GTC, Inc., a Texas corporation determine if the Property is located within a municipality’s ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information. G. If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract. H. Section 1958.154, Occupations Code requires Seller to provide Buyer a copy of any mold remediation certificate issued for the Property during the 5 years preceding the date the Seller sells the Property. I. Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Buyer should review local building codes, ordinances and other applicable laws to determine their effect on the Property. Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers. Brokers are not qualified to determine the credit worthiness of the parties. J. NOTICE OF WATER LEVEL FLUCTUATIONS: If the Property adjoins an impoundment of water, including a reservoir or lake, constructed and maintained under Chapter 11, Water Code, that has a storage capacity of at least 5,000 acre-feet at the impoundment’s normal operating level, Seller hereby notifies Buyer: “The water level of the impoundment of water adjoining the Property fluctuates for various reasons, including as a result of: (1) an entity lawfully exercising its right to use the water stored in the impoundment; or (2) drought or flood conditions.” 26. CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on , the offer will lapse and become null and void. READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing. Buyer: Harmony Public Schools, a Texas non-profit corporation

AGREEMENT BETWEEN BROKERS (use only if Paragraph 9B(1) is effective) Principal Broker agrees to pay fee when the Principal Broker’s fee is received. The fee to be paid to Cooperating Broker will be: _! $ , or % of the sales price, or % of the Principal Broker’s fee. The title company is authorized and directed to pay Cooperating Broker from Principal Broker’s fee at closing. This Agreement Between Brokers supersedes any prior offers and agreements for compensation between brokers. By: By: ATTORNEYS ESCROW RECEIPT ,Thp title company acknowledges receipt of: A. the contract on this day B. earnest money in the amount of $ on . Title company: By: Assigned file number (GF#):

EXHIBIT A

ADDENDUM

(TO COMMERCIAL CONTRACT – IMPROVED PROPERTY)

Notwithstanding anything to the contrary set forth in the Commercial Contract – Improved Property (the “Contract”) between GTC, INC., a Texas corporation (“Seller”), and HARMONY PUBLIC SCHOOLS, a Texas non-profit corporation (“Buyer”), to which this Addendum is attached, the parties hereto agree to the following provisions:

1.

All defined terms used in this Addendum, unless otherwise expressly provided herein, shall have the same respective meanings as are ascribed to such defined terms in the Contract. The Contract and this Addendum shall together constitute but one and the same instrument. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the Contract, the terms and provisions of this Addendum shall supersede and control. All references in this Addendum to “this Contract” or “the Contract” shall mean and refer to the Contract as amended and supplemented by this Addendum.

2.	Paragraph 2.B is hereby deleted and replaced with the following:

“B. Seller will convey title to (i) the Property to Seller by delivering the special warranty deed in accordance with Paragraph 10.C, and (ii) any appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Property by delivering the bill of sale in accordance with Paragraph 10.D.”

3.

The Earnest Money described in Paragraph 5(A) shall be fully earned by Seller and non-refundable upon the expiration of the Feasibility Period (or, if applicable, the Extended Feasibility Period), except only as expressly provided in Paragraph 6.D, Paragraph 7.B, Paragraph 15, Paragraph 16, and Paragraph 19.A.

4.	Paragraph 6.D is hereby deleted and replaced with the following:

“Buyer shall have fifteen (15) days after receipt of the last of (a) the title commitment described in Paragraph 6.A(3), including copies of recorded documents evidencing the title exceptions therein (collectively, the “Title Report”), and (b) the survey described in Paragraph 6.B(1) (the “Survey”), to notify Seller in writing of any objections with respect to the Title Report and Survey (“Title Objections”). In the event Buyer provides such notice, Seller shall have five (5) days after receipt thereof (“Seller’s Response Period”) to notify Buyer whether Seller elects to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company. Seller’s failure to notify Buyer within Seller’s Response Period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Buyer that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Buyer shall have until five (5) days after the expiration of Seller’s Response Period, either to terminate this Contract, or waive such Title

Objections and proceed to Closing without any abatement or reduction in the Sales Price on account of such Title Objections. If Buyer does not give such notice within said five (5) day period, Buyer shall be deemed to have elected to waive such Title Objections. If Buyer timely elects to terminate the Contract pursuant to this Paragraph 6.D, the Earnest Money, less the independent consideration under Paragraph 7.B(1), will immediately be refunded to Buyer in accordance with the terms of this Contract. The phrase “Permitted Exceptions” shall mean all exceptions to title (including printed exceptions) set forth in the Title Report and Survey other than Title Objections identified and not thereafter waived by Buyer. Notwithstanding the foregoing, in all events and regardless of whether Buyer objects to such exceptions, on or before the Closing, Seller shall discharge any voluntary lien created by Seller that is secured by any portion of the Property and discharge any lien for delinquent ad valorem taxes (“Monetary Lien”). Seller agrees any Monetary Liens do not constitute Permitted Exceptions or Permitted Encumbrances under Section 10.C. Buyer’s failure to timely object or terminate under this Paragraph 6.D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements of the Title Company in Schedule C of the Title Report.”

5.	The following shall be added to the end of Paragraph 7.B(1):

“Subject to the terms hereof, Buyer shall have the unilateral option to extend the Feasibility Period for one (1) additional period of thirty (30) days (the “Extended Feasibility Period”). To exercise such option, Buyer, on or prior to the expiration of the Feasibility Period, must (i) deposit with the Title Company additional earnest money in the amount of $100,000.00, which shall become part of the Earnest Money, and (ii) provide Seller written notice thereof sent in accordance with the terms of this Contract. Notwithstanding anything to the contrary in this Contract, Buyer may terminate this Contract for any reason (or no reason) whatsoever by giving written notice of termination to Seller on or before the last day of the Extended Feasibility Period. If Buyer terminates this Contract during the Extended Feasibility Period pursuant to this paragraph 7.B(1), the Earnest Money, less $50,000.00 thereof to be retained by Seller, shall immediately be refunded to Buyer in accordance with the terms of this Contract.”

6.	Paragraph 7.C(1) is hereby deleted and replaced with the following:

(a) Buyer and its engineers, architects, representatives, employees and agents (the “Inspector Parties”) may access the Property for the limited purpose of inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof, including without limitation a Phase I environmental assessment (provided that Buyer and its employees and agents may continue to access the Property as permitted by the Existing Lease). INSPECTOR PARTIES SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY, WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN SELLER’S SOLE AND ABSOLUTE DISCRETION, AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED.

(b) Prior to entry on the Property by any Inspector Party, Buyer shall furnish (or caused to be furnished) to Seller a certificate of insurance demonstrating that Seller and any lender or other parties with insurable interest that Seller may reasonably designate are included as additional insureds (on a primary and non-contributory basis) on Buyer’s (and, if applicable, its agent’s) commercial general liability and excess umbrella liability insurance policy(ies) in compliance with the Existing Lease. Such policies shall provide, at Buyer’s or its agent’s sole cost, coverage and limits in an amount not less than the amount Buyer is required to carry under the Existing Lease. All policies shall include or be endorsed to provide a waiver of subrogation in favor of Seller and all other parties named as additional insured to such policies. Buyer agrees to maintain such coverage for so long as this Contract remains in effect.”

7.	Paragraph 7.C(2) is hereby deleted.

8.	Paragraph 7.C(4) is hereby deleted and replaced with the following:

“Buyer agrees to indemnify, defend, reimburse and hold harmless Seller and its affiliates, subsidiaries, shareholders, officers, directors and agents (collectively, “Seller Parties”) from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from (1) the exercise by the Inspector Parties of the right of access under this Contract or arising out of a breach of this Contract by the Inspector Parties, (2) any injuries to persons (including death) or property (real or personal) by reasons of or relating to the work or activities conducted on the Property by the Inspector Parties, or (3) any mechanics’, workers’ or other liens on the Property, by reasons of or relating to the work or activities conducted on the Property by the Inspector Parties, provided however that this indemnity shall not extend to and in no event shall Buyer be liable to any Seller Party to the extent any loss, injury, damage, cause of action, liability, claim, lien, cost or expense arises from (a) any pre-existing conditions on or about the property except to the extent that such conditions were exacerbated due to the acts or omissions of any Inspector Party or anyone acting by, through or under any Inspector Party; (b) any claims for diminution in value of the property as a consequence of access by Inspector Parties; or (c) Seller’s gross negligence or willful misconduct. The indemnity in this Paragraph 7.C(4) shall survive the Closing or any termination of this Contract.”

9.	Paragraph 7.D(1) is hereby deleted and replaced with the following:

“(1) Delivery of Property Information. To the extent in Seller’s possession, Seller has delivered to Buyer copies of all of the following items:

(a) the most recent survey of the Property prepared by a licensed surveyor; and

(b) copies of all environmental reports prepared by third parties.”

10.	Paragraph 7.D(2)(c) is hereby deleted and replaced with the following:

“(c) to the extent requested by Seller, deliver copies of all inspection and assessment reports related to the Property that Buyer completed or caused to be completed; provided, however, Buyer shall not be obligated to deliver or make available to Seller any of Buyer’s internal memoranda, attorney-client privileged materials or appraisals of the Property, if any. Seller shall not hold Buyer responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Paragraph 7.D(2)(c), and Buyer hereby makes no representation or warranty with respect to the accuracy or completeness of any such information.”

11.	The following shall be added to the end of Paragraph 7.E:

“After the date of this Contract, Seller shall not grant to any third party any interest in the Property or any part thereof or further voluntarily encumber the Property.”

12.	Paragraph 8 is hereby deleted in its entirety and replaced with the following:

“Seller and Buyer acknowledge that certain Lease Agreement dated February 14, 2006, by and between Seller (as successor-in-interest to Geospace Technologies, LP) and Buyer (as successor-in-interest to Cosmos Foundation Inc.) (as amended from time to time, the “Existing Lease”) for the Property will terminate upon closing of this transaction. The parties hereby agree that (i) from and after the Closing Date, no further obligations will accrue in connection therewith (except any obligations therein that expressly survive termination of the Existing Lease) and any unsatisfied monetary obligations of Tenant thereunder that are then due and payable under the Existing Lease shall be credited to Seller at the closing of this transaction, and (ii) Buyer’s security deposit will be credited to Buyer at the closing of this transaction. Other than the Existing Lease, Seller will deliver the Property free and clear of parties in possession of any part of the Property, including pursuant to any leases or other rental agreements, licenses or contracts affecting any part of the Property, but subject to all title matters and easements of record, subject to the terms of Paragraph 6.”

13.	Paragraph 10.C is hereby deleted and replaced with the following:

“At Closing, Seller will deliver a special warranty deed in the form of Exhibit A attached hereto, executed and acknowledged by Seller, conveying title to the Property subject to the following (collectively, “Permitted Encumbrances”):

(1) Real property taxes for the current year and all assessments which are not yet due and payable;

(2) Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Buyer prior to or as of the Closing;

(3) All Permitted Exceptions (as defined in Paragraph 6.D); and

(4) All matters, rights and interests that would be discovered by an inspection or survey of the Property.”

14.	Paragraph 10.D is hereby deleted and replaced with the following:

“At closing, Seller will also deliver to Buyer:

(1) a bill of sale in the form attached hereto as Exhibit B to the Addendum;

(2) an affidavit in the form attached hereto as Exhibit C to the Addendum with respect to the Foreign Investment in Real Property Tax Act;

(3) an owner’s title affidavit in the form attached hereto as Exhibit D to the Addendum; and

(4) such other documents as may be reasonably required by the Title Company to be completed and executed by Seller for the closing of the sale and the issuance of the title policy.”

15.	Paragraph 10.F is hereby deleted in its entirety.

16.	Paragraph 11 is hereby deleted in its entirety and replaced with the following:

“DISCLAIMER; AS-IS SALE.

(1) Except as expressly set forth in this Contract, Seller makes no representation or warranty, express or implied, as to the completeness, content or accuracy of the documents delivered by Seller under Section 7.D. of the Contract (the “Property Information”). Buyer, relying on its own evaluation of the Property, disclaims any reliance on the Property Information or on any statements (oral or written) which may have been made or may be made by Seller, the Principal Broker, or any other party, concerning the Property Information, except as expressly set forth in this Contract. Except for the representations expressly set forth in the Contract, and the special warranty of title in the deed conveying the Property to Buyer at the Closing, Seller has not made and does not make any warranty, guaranty, or representation, oral or written, past, present or future, of, as to, or concerning: (a) the nature and condition of the Property, including but not by way of limitation, the water, soil, geology and the suitability thereof, and of the Property, for any and all activities and uses which Buyer may elect to conduct thereon, income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (b) the nature and extent of any easement, right-of-way, or entitlement; (c) the compliance of the Property or the operation of the Property with any laws, rules, ordinances, or regulations of any government or other body; and (d) hazardous materials or the environmental condition of the Property. Buyer, relying on its own evaluation of the Property, disclaims any reliance on any statements (oral or written) which may have been made or may be made by Seller or any other party concerning such matters. The provisions of this paragraph shall survive the Closing and any termination of this Contract.

(2) BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND DISCLAIMS RELIANCE UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES. AS A MATERIAL PART OF THE CONSIDERATION FOR THE CONTRACT, BUYER AGREES TO ACCEPT THE PROPERTY AT CLOSING IN ITS “AS-IS, WHERE IS” CONDITION AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE CONTRACT AND THE SPECIAL WARRANTY OF TITLE. BUYER SHALL AT CLOSING EXPRESSLY ASSUME ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING. BUYER HAD THE OPPORTUNITY TO BE REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THE CONTRACT.”

17.	Paragraph 14 is hereby deleted in its entirety and replaced with the following:

“A. Base Rent and installments of insurance premiums due under the Existing Lease for the month in which Closing occurs shall be prorated as of the Closing Date, such that either, at Closing, (i) Seller shall refund to Buyer any Rent paid for such month for the period from and after the Closing Date, or (ii) Seller shall receive a credit against the Sales Price for any unpaid Rent due and owing for the period prior to the Closing Date.

B. Notwithstanding anything herein to the contrary, all property owner association fees, ad valorem and other real estate taxes with respect to the Property accrued for the calendar year during which the Closing occurs (collectively, the “Real Property Fees”) shall be Buyer’s sole obligation. At Closing, Seller shall refund to Buyer any payments received by Seller for such Real Property Fees under the Existing Lease. If the sale or Buyer’s use of the Property after closing results in additional assessments for periods before or after Closing, the assessments will be the obligation of Buyer.

This Paragraph 14 survives Closing.”

18.

For the avoidance of doubt, and notwithstanding anything in Paragraph 16.A to the contrary, (i) Seller shall have no obligation to restore the Property following a casualty event except if and to the extent expressly provided in the Existing Lease, and (ii) Buyer may terminate this Contract in the event that a casualty event gives rise to a right of Buyer to terminate the Existing Lease.

19.	Paragraph 19 is hereby deleted in its entirety and replaced with the following:

“A. Seller Representations. The matters set forth in this Paragraph 19.A constitute representations, warranties and covenants by Seller which are now and shall, at the Closing, be true and correct:

(1) Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

(2) Seller has the legal power, right and authority to enter into this Contract and to consummate the transactions contemplated hereby.

(3) Seller is not prohibited from consummating the transactions contemplated by this Contract by any law, regulation, agreement, instrument, restriction, order or judgment.

(4) Seller is not now a party to, and to the extent of Seller’s actual knowledge there is no threatened, material litigation, action, proceeding or written claim affecting the Property.

(5) Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(6) Neither Seller nor, to Seller’s knowledge, any beneficial owner of Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders. Notwithstanding anything contained herein to the contrary, for the purposes of this provision, the phrase “any beneficial owner of Seller” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Seller or in the holder of any direct or indirect interest in Seller.

(7) Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall promptly notify Buyer in writing, and in such event, Buyer shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.

(8) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(9) To Seller’s knowledge, Seller has not received written notice from any governmental authority of any violation of any applicable law (including environmental laws), regulation, order, or agreement affecting the Property, which violation remains uncured.

The representations and warranties of Seller in this Section 19.A shall survive the Closing, subject to Section 26 of the Addendum. Subject to Section 30 of the Addendum, if Buyer first discovers after the effective date of this Contract that any of the foregoing Seller representations is not true and correct in any material respect, either as of the effective date of this Contract or as of the Closing Date, Buyer, as its sole remedy, may elect, by written notice to Seller, either to terminate this Contract or proceed to consummate the Closing. If Buyer proceeds to consummate the Closing, there shall be no reduction in the Sales Price, and Buyer shall be deemed to have accepted the Property subject to such material change. If Buyer timely elects to terminate this Contract pursuant to this Section 19.A, the Earnest Money shall immediately be refunded to Buyer.

B. Buyer Representations. The matters set forth in this Paragraph 19.B constitute representations, warranties and covenants by Buyer which are now and shall, at the Closing, be true and correct:

(1) Buyer has the legal power, right and authority to enter into this Contract and to consummate the transactions contemplated hereby.

(2) The consummation of this transaction shall constitute Buyer’s acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Contract based upon such inspection and investigation and its own examination of the condition of the Property.

(3) Buyer is in compliance with the requirements of the Order and other similar requirements of OFAC and the Orders.

(4) Neither Buyer nor, to Buyer’s knowledge, any beneficial owner of Buyer: (i) is listed on the Lists; (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(5) Buyer hereby covenants and agrees that if Buyer obtains knowledge that Buyer or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall promptly notify Seller in writing, and in such event, Seller shall have the right to terminate this Contract without penalty or liability to Seller immediately upon delivery of written notice thereof to Buyer.”

20.

Broker Indemnity. Seller hereby represents and warrants to Buyer that other than the brokers listed in Paragraph 9 of the Contract, Seller has not dealt with any real estate broker, sales person or finder in connection with this transaction. Seller will indemnify, defend (with counsel reasonably acceptable to Buyer) and save Buyer harmless from and against any such commissions or fees alleged to be payable to any broker, finder or sales person engaged or alleged to be engaged by, through or under Seller. Buyer hereby represents and warrants to Seller that that other than the brokers listed in Paragraph 9 of the Contract, Buyer has not dealt with any real estate broker, sales person or finder in connection with this transaction. Buyer will indemnify, defend (with counsel reasonably acceptable to Seller) and save Seller harmless from and against any such commissions or fees payable or alleged to be payable to any broker, finder or sales person engaged or alleged to be engaged by, through or under Buyer. This provision shall survive termination of the Contract.

21.

Seller Knowledge. As used in this Contract, the phrase “to the extent of Seller’s actual knowledge,” “to Seller’s knowledge,” and similar phrases shall mean the actual knowledge of Thomas McEntire, in his capacity as Vice President and Chief Financial Officer of Seller, whose involvement with the Property is such that he would know of the details of such administrative matters. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit such matters, and there shall be no personal liability on the part of such officer.

22.	Paragraph 20 is hereby deleted in its entirety and replaced with the following:

“All notices, demands or other communications given hereunder shall be in writing and shall be deemed given when received or rejected by the intended recipient when (i) personally delivered (personal delivery shall include delivery by messenger or expedited delivery service, regularly providing proof of delivery, such as Federal Express or Airborne), (ii) delivered by United States certified mail, postage prepaid and return receipt requested addressed to a party at its address set forth in Paragraph 1, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith, or (iii) upon the receipt by electronic mail (followed by delivery of one of the other means identified in (i) or (ii) above).”

23.	Paragraph 21 is hereby deleted in its entirety.

24.	Paragraph 22.E is hereby deleted in its entirety and replaced with the following:

“This Contract shall bind and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Buyer shall not assign Buyer’s rights under this Contract without the prior written consent of Seller, which consent may be withheld absolutely; provided, however, upon three (3) business days’ prior written notice, Buyer may assign this Contract without Seller’s consent to any entity which controls, is controlled by or under common control with Buyer, so long as (i) such permitted assignee expressly assumes all of Buyer’s obligations and liabilities hereunder, and (ii) a copy of such assignment and assumption shall be provided to Seller at least three (3) business days prior to the Closing Date. For the avoidance of doubt, no such assignment or assumption shall relieve Buyer or any assignee from its obligations hereunder. In addition, Buyer, without being required to assign its rights under this Contract, may instruct Seller to convey the Property to any special purpose entity wholly owned by Buyer that is created for the sole purpose of taking title to the Property.”

25.	Paragraph 24 is hereby deleted in its entirety and replaced with the following:

“The effective date of this Contract for the purpose of performance of all obligations is the date the last of Buyer and Seller executes this Contract.”

26.

Survival. Unless otherwise expressly herein stated to survive, all representations, covenants, indemnities, conditions and agreements contained in this Contract shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Furthermore, notwithstanding anything to the contrary contained in this Contract, Seller’s liability shall not survive the Closing for more than a period of one (1) year after the Closing Date, at which time, such representations, covenants, indemnities, conditions and agreements shall terminate and be of no further effect; provided, however, any claim brought by Buyer during such one (1) year period shall survive until such claim is resolved. For the purposes of this Paragraph 26 of this Addendum, a party shall be deemed to have made a claim sufficient to preserve a party’s rights under this Contract if the party gives written notice of a claim to the other party prior to the expiration of the one (1) year survival period provided for herein; provided, however, that a party must bring suit to enforce such party’s claim no later than ninety (90) days after the date of such notice. To the fullest extent permitted by law, the foregoing shall constitute the express intent of the parties to shorten the period of limitations for bringing claims on account of Seller’s breach of its representations, covenants, indemnities, conditions and agreements if a longer period would otherwise be permitted by applicable law.

27.

Limitation on Liability. In any action brought to enforce the obligations of Seller under this Contract or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of this Paragraph 27 of this Addendum. In all events, the liability of Seller under this Contract in the aggregate shall be enforceable against Seller only up to a maximum of $400,000 (“Maximum Liability Cap”). Further, no claim by Buyer may be made and Seller shall not be liable for any suits, claims, losses, damages, liabilities, costs and expenses (collectively, “Losses”) unless and until Buyer’s claims for such Losses exceed $25,000 in the aggregate (the “Liability Basket”), in which event Seller’s liability respecting any Losses shall be for the amount in excess of the Liability Basket, subject to the Maximum Liability Cap. Buyer acknowledges and agrees that Buyer shall have no recourse against any other property or assets of Seller or to any Seller Parties except for the Property (and the proceeds from the sale thereof), but only up to the Maximum Liability Cap, or of any of the assets or property of any of the Seller Parties for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Contract and requiring the payment of money by Seller, except for the Property (and the proceeds from the sale thereof), but only up to the Maximum Liability Cap. The Seller Parties shall not be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise, provided the foregoing shall not limit the rights of Buyer to pursue claims against the Property (and the proceeds from the sale thereof), but only up to the Maximum Liability Cap. Nothing contained in this Contract shall be deemed or construed to be an acknowledgment or agreement by Seller, or any other Seller Party that they do not have and maintain, respectively, separate existences, identities and integrity from the others, or that their separate existences, identities and integrity are impaired or should be disregarded in any manner whatsoever. The provisions of this Section are intended and shall be construed to be a limitation on liability only and shall not be deemed or be construed to create any liability or obligation of the Seller or any of the Seller Parties. The provisions of this Paragraph shall survive the Closing or termination of this Agreement.

28.

Confidentiality: Seller and Buyer agree not to cause any public announcements to be made of the execution of this Contract or the Closing of this transaction, and further agree not to disclose to any party the Sales Price payable hereunder or the other terms or provisions hereof. Notwithstanding the foregoing, Seller, Buyer or title company may disclose any aspect of this transaction to any governmental agency, or any officer thereof, upon proper request or requirement therefor, where required, in accordance with applicable law, and after Closing may disclose the Closing of the transaction contemplated hereby without restriction. For the avoidance of doubt, Seller, on or after the effective date of this Contract, may cause the following filings to be made with the United States Securities and Exchange Commission as and to the extent required: (i) a Current Report on Form 8-K, and (ii) a Quarterly Report on Form 10-Q, which public filings may contain a description of the transaction and a copy of this Contract. Notwithstanding anything to the contrary contained herein, Buyer may, make disclosure of this Contract and information about the Property to its Permitted Outside Parties

(hereafter defined) as necessary to perform its obligations hereunder or to determine the feasibility of Buyer’s acquisition of the Property and as may be required under laws or regulations applicable to Buyer. In addition, the foregoing restrictions on disclosure shall not apply to information that was in Buyer’s possession prior to disclosure by Seller or is generally available to the public (other than as a result of Buyer’s wrongful disclosure thereof). “Permitted Outside Parties”, as used herein, shall mean those persons who are responsible for determining the feasibility of Buyer’s acquisition of the Property, including environmental auditors, appraisers, engineers, surveyors, title agents and consultants, and any of Buyer’s investors, officers, directors, existing or potential employees, attorneys, accountants, potential lenders, potential property managers and permitted assignees under this Contract.

29.

Waiver of Jury Trial. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONTRACT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS CONTRACT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS CONTRACT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS CONTRACT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS CONTRACT AND THE DOCUMENTS TO BE DELIVERED BY BUYER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Paragraph 29 of this Addendum and this Contract with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

30.

Qualifications to Seller’s Representations. If (i) Buyer or any affiliate of Buyer has as of the effective date of this Contract, or (ii) Buyer or any affiliate of Buyer acquires from the effective date of this Contract through the Closing Date, actual knowledge or is deemed to know that Seller’s representations in this Contract or any other documents delivered by Seller in connection with the transactions contemplated by this Contract are inaccurate, untrue or incorrect in any way, then such representations and warranties shall be deemed modified to reflect such knowledge or deemed knowledge. Buyer shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Contract or any files, documents, materials, analyses, studies, tests, reports or other information disclosed, heretofore or hereafter made available to, whether in written or electronic form, or otherwise obtained from whatever source by Buyer contains information which is inconsistent with such representation or warranty. To the extent that Seller’s representations are modified pursuant to this Paragraph 30, Seller shall have no liability with respect to any of Seller representations and in relation to such modified matters, and no Seller breach shall be deemed to have occurred in relation thereto.

[Signature page follows]

SIGNATURE PAGE FOR ADDENDUM TO COMMERCIAL CONTRACT – IMPROVED PROPERTY

BUYER:

Harmony Public Schools, a Texas non-profit corporation

By:	/s/ Umit Alpaslan
Name:	Umit Alpaslan
Title:	Deputy Superintendent of Schools

Date: June 3, 2019

SELLER:

GTC, Inc., a Texas corporation

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President and CFO

Date: May 31, 2019

EXHIBIT A TO ADDENDUM

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§

	§	KNOW ALL MEN BY THESE PRESENTS THAT:

COUNTY OF HARRIS	§

THAT GTC, INC., a Texas corporation (hereinafter called “Grantor”), for and in consideration of the sum of TEN AND NO/100 Dollars ($10.00) and other good and valuable consideration in hand paid by                     , a                      (hereinafter called “Grantee”), whose mailing address is                     , the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property situated in Harris County, Texas, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land”), together with (i) any and all appurtenances belonging or appertaining thereto; (ii) any and all buildings and improvements located thereon; (iii) any and all appurtenant easements or rights of way affecting said real property and any of Grantor’s rights to use same; (iv) any and all rights of ingress and egress to and from said real property and any of Grantor’s rights to use same; (v) all rights, title, and interest of Grantor in and to any air, riparian, development, utility, and solar rights related thereto, (vi) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said real property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; and (vii) all right, title, and interest of Grantor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (the Land, together with any and all of the related improvements, appurtenances, rights and interests referenced in items (i) through (vii) above are herein collectively referred to as the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging, unto Grantee, its successors and assigns forever, subject to the matters described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”), and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.

Exh. A to Addendum - 1

EXCEPT AS EXPRESSLY SET FORTH IN THE COMMERCIAL CONTRACT – IMPROVED PROPERTY BY AND BETWEEN GRANTOR AND GRANTEE (THE “CONTRACT”), GRANTOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DOCUMENTS DELIVERED BY GRANTOR UNDER THE CONTRACT (THE “PROPERTY INFORMATION”). GRANTEE, RELYING ON ITS OWN EVALUATION OF THE PROPERTY, DISCLAIMS ANY RELIANCE ON THE PROPERTY INFORMATION OR ON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE BY GRANTOR, THE PRINCIPAL BROKER, OR ANY OTHER PARTY, CONCERNING THE PROPERTY INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT. EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH IN THE CONTRACT, AND THE SPECIAL WARRANTY OF TITLE HEREIN, GRANTOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING: (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING BUT NOT BY WAY OF LIMITATION, THE WATER, SOIL, GEOLOGY AND THE SUITABILITY THEREOF, AND OF THE PROPERTY, FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, OR ANY OBLIGATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SAME; (B) THE NATURE AND EXTENT OF ANY EASEMENT, RIGHT-OF-WAY, OR ENTITLEMENT; (C) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OF THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY; AND (D) HAZARDOUS MATERIALS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTY. GRANTEE, RELYING ON ITS OWN EVALUATION OF THE PROPERTY, DISCLAIMS ANY RELIANCE ON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE BY GRANTOR OR ANY OTHER PARTY CONCERNING SUCH MATTERS. GRANTEE ACKNOWLEDGES THAT GRANTEE IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND DISCLAIMS RELIANCE UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY GRANTOR OR ANY OF ITS REPRESENTATIVES. AS A MATERIAL PART OF THE CONSIDERATION FOR THE CONTRACT, GRANTEE AGREES TO ACCEPT THE PROPERTY AT CLOSING IN ITS “AS-IS, WHERE IS” CONDITION AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE CONTRACT AND THE SPECIAL WARRANTY OF TITLE. GRANTEE SHALL AT CLOSING EXPRESSLY ASSUME ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT GRANTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY. GRANTOR HAD THE OPPORTUNITY TO BE REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THE CONTRACT.

Exh. A to Addendum - 2

Grantee hereby expressly assumes liability for the payment of all ad valorem taxes and assessments for the Property for the year in which this Deed is executed.

[Signature and Acknowledgement Page Follows]

Exh. A to Addendum - 3

EXECUTED to be effective for all purposes as of the              day of         , 20    .

“Grantor”

__________________, a ____________________

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this             day of     , 20    , by                 , as              of             , on behalf of said             .

[S E A L]

Notary Public, State of

Printed Name of Notary

My Commission Expires:

Exh. A to Addendum - 4

EXHIBIT A TO DEED DESCRIPTION OF PROPERTY Description of Land PARCEL 1: Harris County, All that Texas, certain 5.3500 and being acre the tract same of land properly located as in described the W. K. in Hamblin that certain Survey, Warranty Abstract Deed No. dated 317, Public August Records 29,1980, of from Real Lester Property Gerry of Harris States, County, Trustee, Texas, to Oyo under Investment Hai-ris Inc. County , filed Clerk’s for record File No. in the G659428. Official PARCEL 2: .1x3782 ACRE-TRACT ALL OF THAT CERTAIN 1.3702 ACRE TRACT OF LAND LOCATED IN THE W.K. HAMBLIN SURVEY, ABSTRACT NO. 317. HARRIS COUNTY. TEXAS. ALSO BEING OUT OF AND A PART OF RESERVE ‘D\ BLOCK FOUR (4), BROOKHOLLOW WEST, SECTION THREE (3), A SUBDIVISION OF WHICH A MAP OR PLAT IS RECORDED AS. IN VOLUME 211, PAGE 55. OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 1.3762 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS; COMMENCING AT A 5/8 INCH IRON ROD FOUND AT THE NORTH END OF THE CUT-BACK UNE IN THE EAST RIGHT-OF-WAY LINE OF GESSNER RÛAD. BASED ON A WIDTH OF 100 FEET. AT ITS INTERSECTION WITH THE NORTH RIGHT-OF-WAY UNE OF GULFBANK DRIVE; THENCE NORTH 02 DEGREES 13 MINUTES 19 SECONDS WEST. ALONG AND WITH THE SAID EAST RIGHT-OF- WAY UNE OF GESSNER ROAD AT 191.62 FEET FOUND A 5/8 INCH IRON ROD ON LINE FOR A NORTHEAST CORNER OF BROOKHOLLOW WEST. SECTION 2. A SUBDIVISION OF WHICH A MAP OR PLAT IS RECORDED IN VOLUME 208, PAGE 72, OF THE MAP RECORDS OF HARRIS COUNTY. TEXAS. IN ALL A TOTAL DISTANCE OF 829.26 FEET(CALLED) TO A 5/3 INCH IRON ROD SET FOR THE SOUTHWEST CORNER AND PLACE OF BEGINNING OF THE HEREIN DESCRIBED TRACT; THENCE NORTH 02 DEGREES 13 MINUTES 19 SECONDS WEST, CONTINUING WITH THE SAID EAST RIGHT-OF- WAY LINE OF GESSNER ROAD. A TOTAL DISTANCE OF 87.12 FEET TO A FOUND 1/2 INCH IRON ROD IN CONCRETE AT THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE NORTH 67 DEGREES 46 MINUTES 41 SECONDS EAST, PÊRPEN0ICULAR TO THE BAJO EAST RIGHT- OF-WAY LINE OF GESSNER ROAD. A DISTANCE OF 68156 FEET TO A CAPPED 5/8 INCH IRON ROD FOUND IN THE SOUTHERLY RIGHT-OF-WAY UNE OF WHITE OAK BAYOU DRAINAGE EASEMENT BEING THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT OF LAND; THENCE SOUTH 34 DEGREES 31 MINUTES 11 SECONDS EAST, CONTINUING ALONG AND WITH THE SAID SOUTHERLY RIGHT-OF-WAY LINE OF WHUE OAK BAYOU. A TOTAL DISTANCE OF 103.07 FEET TO A 5/8 INCH IRON ROD SET FOR THE EAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE SOUTH 87 DEGREES 48 MINUTES 41 SECONDS WEST. PERPENDICULAR TO THE SAID EAST RIGHT- OF-WAY LINE OF GESSNER ROAD. A TOTAL DISTANCE OF 716.61 FEET TO THE PLACE OF BEGINNING AND CONTAINING 1.3782 ACRES (60.033 SQUARE FEET) OF LAND, MORE OR LESS. Exh. A to Addendum - 5

Exh. A to Addendum - 5

EXHIBIT B TO DEED

PERMITTED ENCUMBRANCES

[INSERT PERMITTED ENCUMBRANCES PROVIDED IN PARAGRAPH 10.C]

1.

After Recording, Return to:

Exh. A to Addendum - 6

EXHIBIT B TO ADDENDUM

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that GTC, INC., a Texas corporation (“Seller”), for good and valuable consideration paid by                  (“Buyer”), hereby sells to Buyer, its successors and assigns, (i) the appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any (collectively, the “Personal Property”), owned by Seller and located on or about the real property in Harris County, Texas more particularly described on Exhibit A attached hereto and made a part hereof, including, without limitations, the Personal Property more particularly referred to in Schedule A attached hereto.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns to and for its own use and behalf forever.

Buyer agrees to pay all sales taxes payable by reason of the transfer to Buyer of said Personal Property.

This Bill of Sale shall be without representation or warranty by, and without recourse to, Seller.

This Bill of Sale may be executed in any number of counterparts, including by facsimile or electronic mail, with the same effect as if all parties hereto had executed the same document and delivery by facsimile or other electronic means shall be deemed an original; such counterparts shall together constitute but one agreement.

In any action brought to enforce the obligations of Seller under this Bill of Sale, the judgment or decree shall be subject to that certain Commercial Contract – Improved Property, dated as of             , 2019, between Seller, Buyer and Stewart Title Insurance Company.

[Signatures appear on the following page.]

Exh. B to Addendum -1

IN WITNESS WHEREOF, Seller and Buyer have caused these presents to be signed by their duly authorized officers as of ______________, 2019.

BUYER:

Harmony Public Schools, a Texas non-profit corporation

By:
Name:	Umit Alpaslan
Title:	Deputy Superintendent of Schools

SELLER:

GTC, Inc., a Texas corporation

By:
Name:
Title:

Exh. B to Addendum -2

EXHIBIT C TO ADDENDUM

FIRPTA AFFIDAVIT

To inform                      (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by                      (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.	Transferor’s office address is , Attention: ; and

3.	Transferor’s U.S. employer identification number is .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: _________________

TRANSFEROR:

, a__________________________

By:

Name:

Title:

Exh. C to Addendum

EXHIBIT D TO ADDENDUM

OWNER’S AFFIDAVIT

[SUBJECT TO APPROVAL BY TITLE COMPANY]

The undersigned deponent (the “Undersigned”), having personally appeared before the undersigned notary public and first having been duly sworn according to law says under oath as follows:

1.

The Undersigned is presently the Vice President and CFO of GTC, INC., a Texas corporation (the “Seller”) with respect to the parcels of real estate described on Exhibit A attached hereto and made a part hereof, together with all improvements, easements and appurtenances related thereto (the “Property”). In the aforesaid capacity, the Undersigned’s involvement in the Property is such that he would know of the details of the matters inquired of below.

2.

As used in this affidavit, the phrase “to the knowledge of Seller” shall mean the actual knowledge of the Undersigned, in his capacity as an officer of Seller, and to no member, officer, agent, or employee of Seller. There shall be no personal liability on the part of the Undersigned.

3.	To the knowledge of Seller, the facts sworn to in this affidavit are true and correct.

4.	To the knowledge of Seller, the Property is not subject to any purchase options.

5.

To the knowledge of Seller, (i) the Property is not subject to any leases, except for the existing lease between Seller and Buyer, which lease shall be terminated as of the consummation of the contemplated transaction, and (ii) there are no parties in possession of the Property other than the Buyer pursuant to the terms of the aforesaid lease.

6.

To the knowledge of Seller, except for obligations incurred for routine and ordinary maintenance and operations of the Property, during the past 150 days, no materials have been delivered and no work has been performed on the Property that has not been paid in the ordinary course. To the knowledge of Seller, all labor and materials in the construction of improvements on the Property have been paid. Seller has received no written claims for unpaid labor or materials against the improvements or the Property upon which same are situated.

7.	To the knowledge of Seller, no brokers other than Caldwell Brokerage Company, LLC and CBRE, Inc., have been engaged in connection with the sale of the Property.

8.

The Undersigned has not and will not from                      to the Date of Closing (the date of the Settlement Statement) execute any instrument that would adversely affect the title to or the interest of Seller in the Property prior to the recordation of the documents applicable to this transaction that has not been consented to by                     , a

Exh. D to Addendum - 1

(“Buyer”), or otherwise shown in that certain title commitment no. with an effective date of .

9.

This affidavit is made to induce Stewart Title Insurance Company to issue an owner’s title insurance policy insuring the interest of Buyer in the Property and may not be relied on by any other parties without the express written consent of Seller.

10.	The Undersigned has the authority to make and execute this affidavit on behalf of Seller, which has the authority to make this affidavit and the statements contained herein.

SELLER:

GTC, INC., a Texas corporation

By:

Name:	Thomas T. McEntire

Title:	Vice President and CFO

THE STATE OF TEXAS	)
	)	SS
COUNTY OF HARRIS	)

Sworn to and subscribed before me this

            day of                 , 2018.

Notary Public

[NOTARY SEAL]

Exh. D to Addendum - 2

EXHIBIT B LEGAL DESCRIPTION (TO COMMERCIAL CONTRACT - IMPROVED PROPERTY) PARCEL 1: Harris County, All that Texas, certain 5.3500 and being acre the tract same of land properly located as in described the W. K. in Hamblin that certain Survey, Warranty Abstract Deed No. dated 317, Public August Records 29,1980, of from Real Lester Property Gerry of Harris States, County, Trustee, Texas, to Oyo under Investment Ha,-ris Inc. County , filed Clerk’s for record File No. in the G659428. Official PARCEL 2: 1.3782 ACRE TRACT ALL OF THAT CERTAIN 1.3762 ACRE TRACT OF LAND LOCATED IN THE W.K. HAMBLIN SURVEY, ABSTRACT NO. 317, HARRIS COUNTY. TEXAS, ALSO BEING OUT OF AND A PART OF RESERVE *0*, BLOCK FOUR (4), BROOKHOLLOW WEST, SECTION THREE (3), A SUBDIVISION OF WHICH A MAP OR PLAT IS RECORDED AS. IN VOLUME 211, PAGE 55. OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 1.3782 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS; COMMENCING AT A 5/8 INCH IRON ROD FOUND AT THE NORTH END OF THE CUT-BACK UNE IN THE EAST RIGHT-OF-WAY LINE OF GESSNER RÛAD. BASED ON A WIDTH OF 100 FEET, AT ITS INTERSECTION WITH THE NORTH RIGHT-OF-WAY LINE OF GULFBANK DRIVE; THENCE NORTH 02 DEGREES 13 MINUTES 19 SECONDS WEST. ALONG ANO WITH THE SAID EAST RIGHT-OF- WAY UNE OF GESSNER ROAD AT 191.62 FEET FOUND A 5/8 INCH IRON ROD ON LINE FOR A NORTHEAST CORNER OF BROOKHOLLOW WEST. SECTION 2, A SUBDIVISION OF WHICH A MAP OR PLAT IS RECORDED IN VOLUME 208, PAGE 72, OF THE MAP RECORDS OF HARRIS COUNTY. TEXAS. IN ALL A TOTAL DISTANCE OF 629.28 FEET(CALLED) TO A 5/8 INCH IRON ROD SET FOR THE SOUTHWEST CORNER AND PLACE OF BEGINNING OF THE HEREIN DESCRIBED TRACT; THENCE NORTH 02 DEGREES 13 MINUTES 19 SECONDS WEST, CONTINUING WITH THE SAID EAST RIGHT-OF- WAY LINE OF GESSNER ROAD. A TOTAL DISTANCE OF 87.12 FEET TO A FOUND 1Z2 INCH IRON ROD IN CONCRETE AT THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE NORTH 67 DEGREES 46 MINUTES 41 SECONDS EAST, PERPENDICULAR TO THE SAID EAST RIGHT- OF-WAY LINE OF GESSNER ROAD. A DISTANCE OF 681.55 FEET TO A CAPPED 5/8 INCH IRON ROD FOUND IN THE SOUTHERLY RIGHT-OF-WAY UNE OF WHITE OAK BAYOU DRAINAGE EASEMENT BEING THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT OF LAND; THENCE SOUTH 34 DEGREES 31 MINUTES 11 SECONDS EAST, CONTINUING ALONG AND WITH THE SAID SOUTHERLY RIGHT-OF-WAY LINE OF WHITE OAK BAYOU. A TOTAL DISTANCE OF 103.07 FEET TO A 5/8 INCH IRON ROD SET FOR THE EAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE SOUTH 87 DEGREES 46 MINUTES 41 SECONDS WEST. PERPENDICULAR TO THE SAID EAST RIGHT- OF-WAY LINE OF GESSNER ROAD, A TOTAL DISTANCE OF 716.61 FEET TO THE PLACE OF BEGINNING AND CONTAINING 1.3782 ACRES (60,033 SQUARE FEET) OF LAND. MORE OR LESS. Exh. B - 1

Exh.B - 1